SHARHOLDER MEETING (UNAUDITED)

A special Meetings of Shareholders of each of the INVESCO Energy, INVESCO Health Sciences, INVESCO
Technology, and INVESCO Telecommunications Funds. The shareholders of each Fund voted to approve a Plan of Liquidation for such Fund.
The shareholders of SC INVESCO Energy Fund voted to approve a Plan of Liquidation for the Fund:
For:
$3,882,774.96 (equal to 92.373% of the dollars present or represented);
Against:
$104,959.17 (equal to 2.497% of the dollars present or represented) and
Abstain:
$215,648.67 (equal to 5.130% of the dollars present or represented)

The shareholders of SC INVESCO Health Sciences Fund voted to approve a Plan of Liquidation for the Fund:
For:
$6,145,968.25 (equal to 87.672% of the dollars present or represented)
Against:
$110,189.81 (equal to 1.572% of the dollars present or represented) and
Abstain:
$754,059.40 (equal to 10.757% of the dollars present or represented)

The shareholders of SC INVESCO Technology Fund voted to approve a Plan of Liquidation for the Fund:
For:
$1,488,867.86 (equal to 74.326% of the dollars present or represented)
Against:
$90,421.28 (equal to 4.514% of the dollars present or represented) and
Abstain:
$423,872.21 (equal to 21.160% of the dollars present or represented).

The shareholders of SC INVESCO Telecommunications
Fund voted to approve a Plan of Liquidation for the
Fund:
For:
$1,002,800.35 (equal to 83.144% of the dollars present or represented);
Against:
$155,078.41 (equal to 12.858% of the dollars present or represented); and
Abstain:
$48,226.20 (equal to 3.999% of the dollars present or represented)





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